Exhibit 99.1

Joint Filer Information


Name of Joint Filer: 				Aerin Lauder

Address of Joint Filer:				c/o The Estee Lauder Companies Inc.
         767 Fifth Avenue
         New York, NY 10153


Relationship of Joint Filer to Issuer: 		10% Owner

Issuer Name and Ticker or Trading Symbol: 		The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required		5/25/10

Designated Filer: 				ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00


Joint Filer Information

Name of Joint Filer: 				Jane Lauder

Address of Joint Filer:				c/o The Estee Lauder Companies Inc.
         767 Fifth Avenue
         New York, NY 10153


Relationship of Joint Filer to Issuer: 		10% Owner

Issuer Name and Ticker or Trading Symbol: 		The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required		5/25/10

Designated Filer: 				ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00


Joint Filer Information

Name of Joint Filer: TRST UNDR ZINTERHOFER 2008 DESCENDANTS TRST, dtd 12/24/08

Address of Joint Filer				c/o The Estee Lauder Companies Inc.
         767 Fifth Avenue
         New York, NY 10153

Relationship of Joint Filer to Issuer:		10% Owner

Issuer Name and Ticker or Trading Symbol: 		The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required:		5/25/10

Designated Filer: 				ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00